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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                      October 21, 1999 (October 15, 1999)



                              DeVlieg-Bullard, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

         Delaware                        0-18198                 62-1270573
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(State or Other Jurisdiction           (Commission            (I.R.S. Employer
    of Incorporation)                  File Number)          Identification No.)

1900 Case Parkway South, Twinsburg, Ohio                           44807
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(Address of Principal Executive Offices)                        (Zip Code)



       Registrant's telephone number, including area code: (330) 963-0699



                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                  On October 15, 1999, DeVlieg-Bullard, Inc. (the "Company") sold to Powermatic Corporation, an affiliate of JET Equipment & Tools, Inc. ("Buyer"), substantially all of the assets of the Company's Powermatic division substantially in accordance with the terms of the Asset Purchase Agreement filed as Exhibit 2 to the Company's Current Report on Form 8-K, dated August 26, 1999. At an auction held by the Bankruptcy Court for the Northern District of Ohio (the "Bankruptcy Court") on September 27, 1999, the Buyer agreed to pay $8.5 million in cash for the Powermatic assets, including the assumption of certain liabilities and subject to adjustment based on the value of certain assets at closing. The sale of the assets was approved by the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code. Proceeds from the sale of approximately $7.38 million were used to repay a portion of the Company's indebtedness to The CIT Group/Business Credit, Inc. and BNY Factoring LLC.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Business Acquired - Not Applicable

         (b) Pro Forma Financial Information - Not Applicable

         (c) Exhibits - None




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DEVLIEG-BULLARD, INC.

Date: October 20, 1999                 By: /s/ John Haggerty
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                                           John Haggerty
                                           Chief Executive Officer